UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 29, 2015
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Delphi Automotive PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2015, John A. Krol, Chairman of the Board of Directors of Delphi Automotive PLC (the “Company”) informed the Board of his decision to step down from his position as Chairman of the Board, effective March 1, 2015. He also announced that he will not seek re-election to the Board and will retire from the Board at the Company’s Annual General Meeting of Shareholders, to be held on April 23, 2015. Mr. Krol, 78, has served as Chairman of the Board since 2009 and stated that the decision not to stand for re-election was not due to any disagreement with the Company’s operations, policies or practices.

In connection with Mr. Krol’s announced retirement, the Board has elected Rajiv L. Gupta to serve as Chairman of the Board, effective March 1, 2015. Also effective at that time, Mr. Gupta will join the Board’s Nominating and Governance Committee as its Chairman and will step down as Chairman of the Compensation and Human Resources Committee. J. Randall MacDonald will succeed Mr. Gupta as Chairman of the Compensation and Human Resources Committee. No other changes to the Committees of the Board will be made at that time.

Also on January 29, 2015, the Board of Directors elected Timothy M. Manganello and Kevin P. Clark to serve on the Board, effective March 1, 2015. Mr. Clark’s election was made in connection with his previously announced appointment to the position of President and Chief Executive Officer of the Company. As previously disclosed, Rodney O’Neal will retire from the Company and its Board of Directors on that date.

Timothy M. Manganello, 65, retired as Chief Executive Officer of BorgWarner Inc. in 2012, and retired as Executive Chairman of the Board of BorgWarner in 2013. He served in these roles since 2003 and had also served as President, Chief Operating Officer, among other executive roles. He joined the company in 1989. Manganello also served as the Chairman of the Chicago Federal Reserve Bank, Detroit branch, from 2007 to 2011. He earned both undergraduate and graduate engineering degrees from the University of Michigan. He also serves on the Board of Directors of Bemis Company and Zep Inc.

Mr. Manganello has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Clark, 52, is currently Chief Operating Officer of the Company, and will succeed Mr. O'Neal as President and Chief Executive Officer, effective March 1, 2015. Mr. Clark was named to his current position in October 2014, and was previously Chief Financial Officer and Executive Vice President since February 2013. He was previously Chief Financial Officer and Senior Vice President since February 2012. He was appointed Chief Financial Officer and Vice President in July 2010. Previously, Mr. Clark was a founding partner of Liberty Lane Partners, LLC, a private-equity investment firm focused on building and improving middle-market companies. Prior to Liberty Lane Partners, Mr. Clark served as the Chief Financial Officer of Fisher-Scientific International Inc. (“Fisher-Scientific”), a manufacturer, distributor and service provider to the global healthcare market. Mr. Clark served as Fisher-Scientific’s Chief Financial Officer from its initial public offering in 2001 through the completion of its merger with Thermo Electron Corporation in 2006. Prior to becoming Chief Financial Officer, Mr. Clark served as Fisher-Scientific’s Corporate Controller and Treasurer.

Mr. Clark has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated February 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 2, 2015	DELPHI AUTOMOTIVE PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated February 2, 2015

4